Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2026 incorporated by reference in the Registration Statement (Form F-1) and related prospectus of The Metals Royalty Company Inc. for the registration of 6,843,952 shares of their common stock.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

June 22, 2026

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